                                                                     Exhibit 10i

                                 BELL ATLANTIC
                           DEFERRED COMPENSATION PLAN

                  (Amended and Restated as of January 1, 1997)

          1.  Purpose. The Bell Atlantic Deferred Compensation Plan (previously
              -------
known as the Bell Atlantic Senior Management Incentive Award Deferral Plan) (the "Plan") is a nonqualified, unfunded deferred compensation plan. The Plan is intended to enable eligible employees to defer the distribution of cash and stock awards of short term and long term incentive compensation, and to defer base salary in excess of the applicable IRS limit under Section 401(a)(17) of the Code (the "Qualified Plan Compensation Limit"). In 1997, the Qualified Plan Compensation Limit is $160,000, and in 1995 and 1996 it was $150,000. The Plan was established by the Board of Directors (the "Board") of Bell Atlantic Corporation ("Bell Atlantic") effective as of January 1, 1984, and is maintained for a select group of highly compensated managerial employees, including certain active and former officers, executives and key employees of Bell Atlantic and its subsidiaries. The Human Resources Committee (the "HRC") of the Board has the authority to amend the Plan, from time to time, and the Plan Administrator, as described in Section 9, is responsible for the day-to-day administration of the Plan.

          2.  Eligibility.
              ------------

          (a)  Participating Companies. The "Participating Companies" under this
               -----------------------
Plan shall be Bell Atlantic and each subsidiary or other company affiliated with Bell Atlantic which, at any time in a given plan year, employs one or more active employees who are either (a) Senior Managers who are eligible for an award under the Bell Atlantic Senior Management Short Term Incentive Plan or any of the seven other Short Term Incentive Plans formerly maintained for executives of Bell Atlantic and certain of its operating telephone company subsidiaries (collectively, the "Short Term Incentive Plan"), (b) Key Employees who are eligible for an award under the Bell Atlantic 1985 Performance Share Plan (the "Performance Share Plan"), (c) effective for awards for performance in 1991 and thereafter, certain key Executive Managers who are eligible for an award under the Bell Atlantic Executive Management Annual Bonus Plan (the "Annual Bonus Plan"), (d) Executive Managers and Senior Managers whose annual rate of base salary exceeds the Qualified Plan Compensation Limit in a given calendar year, or (e) any manager at Salary Grade H or above who is a party to a Stay Incentive Agreement with Bell Atlantic in connection with the proposed merger with NYNEX Corporation (a "Merger-Related Stay Agreement").

          (b)  Eligible Employees. An active employee of a Participating Company
               ------------------
shall be eligible to defer awards and establish deferral accounts under this Plan if the employee is in active service and is eligible to receive an award under either the Short Term Incentive Plan, a Merger-Related Stay Agreement, the Performance Share Plan (in any year through 1996, which is the year of the final distribution under that terminated plan), or (for awards for performance in 1991 and thereafter) the Annual Bonus Plan, or earns a base salary at an annual rate in excess of the Qualified Plan Compensation Limit. Certain former employees shall have the right to receive distributions from existing deferral accounts under the Plan, but not to defer future awards; those participants shall include: (a) any former employee who elected during a period of active employment with a Participating Company to defer one or more awards under a Short Term Incentive Plan, the Performance Share Plan or Annual Bonus Plan, and
(b) any employee who was

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Bell Atlantic Deferred Compensatin Plan (1/1/97 Restatement)              Page 1
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a participant in the predecessor Bell System Senior Management Incentive Award
Deferral Plan (the "Predecessor Plan") as of December 31, 1983.

         3.   Types of Compensation Which May be Deferred.
              --------------------------------------------

         (a)  Optional Election to Defer Salary in Excess of Qualified Plan
              -------------------------------------------------------------
Compensation Limit. Any Senior Manager or Executive Manager whose annual rate of
------------------
base salary for a given calendar year exceeds the Qualified Plan Compensation Limit for that year shall be eligible to defer some or all of the individual's base recurring salary in excess of the applicable Qualified Plan Compensation Limit. This feature of the Plan became effective with 1993 elections for calendar year 1994 salary, and at that time applied to Senior Managers and to those key Executive Managers who then participated in the Annual Bonus Plan. Effective with 1994 elections for calendar year 1995, and annually thereafter, eligibility to defer base salary shall apply to employees of Salary Grades E (or equivalent grades) and above. Any such election shall state the number of dollars per annum to be deferred, which shall be withheld in approximately equal installments from each regular pay, in an amount per annum not less than $1,000, in increments of $1,000, and not greater than the amount by which the annual base salary rate at the time of deferral exceeds the Qualified Plan Compensation Limit for the applicable year. The amount of the deferral shall not adjust as a result of any salary modification that may occur during the ensuing year. Effective December 1, 1996, an employee may elect to defer any such salary to either a Directed Investment Account or to a Tandem Investment Account, and such deferrals shall be eligible for investment redirection from time to time as described elsewhere in this Plan.

         (b)  Optional Election to Defer Cash Portion of Short Term Award. On or
              -----------------------------------------------------------
before the last day of any calendar year, an eligible employee may elect to direct that all or part of any cash short term award which may be awarded to the employee in the following year under a Short Term Incentive Plan or Annual Bonus Plan shall be deferred under the Plan. In no event, however, shall the part of any such award which is deferred in any calendar year be less than $1,000. In the case of awards for 1990 and prior years, any such deferral shall be credited to a "Cash Deferral Account" as hereafter defined. In the case of awards for 1991 through 1995, any such deferred compensation shall be credited to a "Short Term Award Deferral Account" as hereafter defined. Effective December 1, 1996, an employee may elect to defer any of the cash award described in this paragraph to either a Directed Investment Account or to a Tandem Investment Account, and such deferrals shall be eligible for investment redirection from time to time as described elsewhere in this Plan.

         (c)  Mandatory Deferral of Stock Portion of Short Term Award.
              -------------------------------------------------------
Commencing with the 1992 award for the 1991 performance years under the Short Term Incentive Plan and the Annual Bonus Plan, any portion of an employee's award in the form of a deferred distribution of shares of Bell Atlantic stock shall automatically be credited in the form of phantom shares to a special share deferral account for the employee (a "Mandatory Share Deferral Account") as hereafter defined. In the event that an employee fails to deliver a signed deferral election form with respect to a such a mandatory deferral, the employee shall be deemed to have elected distribution in the form of a single distribution of shares of Bell Atlantic stock from the Mandatory Share Deferral Account in the year of his or her Retirement, death or separation from service for any other reason, whichever occurs first. The entire stock portion of the awards described in this paragraph shall be deferred to a Stock Investment Contract, shall not be eligible for investment redirection at any time, and shall be distributable solely in the form of shares of common stock of Bell Atlantic.

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Bell Atlantic Deferred Compensation Plan (1/1/97 Restated)                Page 2

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         (d)  Optional Election to Defer Stock Award under the Performance Share
              ------------------------------------------------------------------
Plan. On or before the last day of any calendar year (to and including calendar year 1995, but not thereafter), an eligible employee may, in the employee's sole discretion, elect to direct that all or part of any shares of Bell Atlantic stock which may be awarded to the employee in the following year under the Performance Share Plan shall be credited to a "Share Deferral Account" (as hereafter defined). In no event, however, shall the amount of the award which is deferred in any given year be less than $1,000 worth of such shares (based on valuation at the time the award would otherwise be paid). Because the Bell Atlantic 1985 Performance Share Plan terminated upon making final distributions in the first quarter of 1996, no further deferrals of awards shall occur after 1996. The entire stock portion of the awards described in this paragraph shall be deferred to a Stock Investment Contract, shall not be eligible for investment redirection at any time, and shall be distributable solely in the form of shares of common stock of Bell Atlantic.

         (e)  Optional Elections under Predecessor Plan. For the purpose of this
              -----------------------------------------
Plan, an election made by an eligible employee under the Predecessor Plan shall be considered as an election made under this Plan. Any reference to deferral of a "short term incentive award" in any election under the Predecessor Plan shall be treated as a deferral of a pre-1991 award under the Short Term Incentive Plan, and references to deferral of a "long term incentive award" in such any election under the Predecessor Plan shall be treated as a deferral of an award under the Performance Share Plan. The entire amount of any cash award described in this paragraph shall be held in a Cash Investment Contract, shall not be eligible for investment redirection at any time, and shall be distributable solely in the form of cash.

         (f)  Optional Election to Defer Merger-Related Stay Incentive. On or
              --------------------------------------------------------
before the last day of 1996, a management employee at Salary Grade H or above who is a party to a Merger-Related Stay Agreement shall have a one-time election to direct that all or part of any cash award which may be awarded to the employee at any time in 1997 or thereafter under the terms of his or her Merger-Related Stay Agreement shall be deferred under the Plan. The employee may direct that a stated dollar amount or a stated percentage of the stay bonus be deferred under the Plan, but in no event shall the part of any such award which is deferred in any calendar year be less than $1,000. An employee may elect to defer any of the cash award described in this paragraph to either a Directed Investment Account or to a Tandem Investment Account, and such deferrals shall be eligible for investment redirection from time to time as described elsewhere in this Plan.

         4.   Initial Deferral Elections.
              ---------------------------

         (a)  Timing of Deferral Elections.
              -----------------------------

         (1) Existing Employees. An election by an eligible employee to defer eligible compensation under the Plan shall be delivered to the Plan Administrator on or before the last business day of December prior to the calendar year in which the award to be deferred is determined, approved and awarded. The elections signified on the employee's form may be changed or revoked on or before, but (except as provided in Section 5) not after, said last day of December.

         (2) Newly Hired and Newly Promoted Employees. For an eligible employee who is newly hired, the employee shall have a 30-day period, following the effective date of commencement of employment, in which to deliver a deferral election form, and any deferral elections shall become irrevocable (except as provided in Section 5) on the thirtieth day following such employment commencement date. For an eligible employee who is newly promoted to a compensation grade or level which makes the employee eligible to defer a form of compensation

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Bell Atlantic Deferred Compensation Plan (1/1/97 Restatement)             Page 3
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under this Plan, the employee shall have a 30-day period, following the effective date of the promotion, in which to deliver a deferral election form, and any deferral elections shall become irrevocable (except as provided in Section 5) on the thirtieth day following the effective date of such promotion.

(b)  Form of Deferral Elections. In all events, a deferral election
     --------------------------
must be completed and signed by an eligible employee on a form provided by the Plan Administrator which shall provide the eligible employee with the following elections:

          (1) Whether and How Much to Defer. Except for any form of compensation which is subject to mandatory deferral, the deferral election form shall provide to an eligible employee an election to determine the percentage or amount of the applicable form of compensation to be deferred, if any.

          (2) Commencement Date for Distributions in the Absence of Retirement or Termination of Employment. The deferral election form shall afford an employee an election to select the future date or event which shall trigger the commencement of distribution. As further described in this Plan, an employee's "Retirement" (as hereafter defined) or death shall cause any deferral account which has not yet begun distribution to commence distribution, and an employee's voluntary or involuntary separation for any other reason shall cause all deferral accounts to be distributed in full, but the deferral election form shall allow an employee to elect to commence distribution on a stated date other than the date of Retirement, death or other separation if that stated date precedes the eventual date of the employee's actual Retirement, death or other separation.

          (3) Single Distribution or Multiple Installments. The deferral election form shall afford an employee an election whether to receive the balance of the deferred compensation account, commencing on the date elected by the employee or, if earlier, the date of the employee's retirement, either in a single distribution or in two to twenty approximately equal annual distributions. As further described in this Plan, all deferral accounts of an employee will be distributed in full in a single distribution upon an employee's voluntary or involuntary separation for any reason other than Retirement or death.

          (4) Distribution in the Event of Death. The deferral election form shall afford an employee an election, in the event of the death of the employee prior to the completion of the distribution, whether the designated beneficiaries (or the employee's estate, in the absence of designated beneficiaries) shall receive the balance of the deferred compensation account in a single distribution to be made in the year of the employee's death, or in two to ten approximately equal annual distributions commencing in the year of the employee's death.

          (5) Investment Vehicle(s) for Deferred Compensation. For deferral elections tendered in the fourth quarter of 1996 or in any deferral election period thereafter, with respect to any compensation which is initially awarded or payable in the form of cash (but not for compensation awarded in stock, such as an award under the Performance Share Plan or the deferred stock portion of an award under the Short Term Incentive Plan or the Annual Bonus Plan), the deferral election form shall afford an employee an election among two or more unfunded investment vehicles for the investment of the compensation then being deferred.


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Bell Atlantic Deferred Compensation Plan (1/1/97 Restatement)             Page 4
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     5.   Other Elections Permitted Under the Plan.
          -----------------------------------------

          (a)  Designation of Beneficiaries. Each active employee who initially
               ----------------------------
elects to defer an award under Section 4, and each active or former employee who maintains a deferral account under this Plan, may at any time designate one or more beneficiaries, and revoke or change beneficiary designations, by submitting a signed beneficiary designation on a form approved by the Plan Administrator.

          (b)  One-Time Postponement of Commencement Date and One-Time
               -------------------------------------------------------
Modification of Number of Installments. At any time earlier than 12 months prior
--------------------------------------
to the date on which a distribution of a portion (or all) of an employee's Cash or Share Deferral Account ultimately would have commenced distribution under the terms of an initial deferral election or under the terms of this Plan that apply to the timing of distributions upon Retirement, death or other separations from service, the employee may submit a written election to the Plan administrator which elects either or both of the following modifications: (i) an increase or decrease in the number of installments requested under his or her initial election of a distribution option for the account, and/or (ii) a postponement of the initially-elected distribution date; provided, however, that in no event shall the deferral commence later than the year in which the employee eventually Retires, dies or separates from service for any other reason. An employee may postpone the distribution date and modify the form of distribution for each and any deferral account once, but not more than once. If an employee, in fact, Retires, dies or separates from service less than 12 months subsequent to the date on which the employee submits a modified deferral election of any type under the terms of this paragraph, the Plan administrator shall void the modified election and shall administer the deferral account in accordance with the employee's initial deferral election. The provisions of this paragraph are effective November 1, 1992.

          (c)  Early Withdrawals Subject to Penalty.
               -------------------------------------

               (1) Withdrawal from Elective Deferral Accounts. Except as provided in the following paragraph (2), neither the employee, a beneficiary, nor any other individual or entity, shall have any right to receive a distribution or make any withdrawal from a deferral account, except in accordance with the terms of this Plan which apply to Retirement, death and other separations, or according to an initial deferral election under Section 4 or a one-time postponement or modification election under Section 5(b).

               (2) Early Withdrawal Penalty. On or after November 1, 1992, an active or former or retired employee may at any time direct the Plan administrator to distribute, as soon as administratively practicable, all or any portion of the balance of any one or more of the employee's deferral accounts which the employee then designates; provided, however, that, in each such instance of a distribution prior to the date on which the account would otherwise be distributed, a six percent early withdrawal penalty shall apply to the amount of the requested early withdrawal.

               (3) Not Applicable to Mandatory Deferrals of Shares. The provisions of this Section 5(c) shall apply only to elective deferral accounts and shall not apply to Mandatory Share Deferral Accounts.

     6.  Deferral Accounts.
         ------------------

         (a) Cash Investment Contract. A "Cash Investment Contract" is an
             ------------------------
     unfunded book-entry account which credits interest on the deferral account balance, posted monthly, at a rate equal to one-twelfth of the current annual yield on 10-year U.S. Treasury obligations for the

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Bell Atlantic Deferred Compensation Plan (1/1/97 Restatement)             Page 5
month then ending. All distributions from a Cash Investment Contract shall be in the form of cash.

     (b)  Shares Investment Contract. A "Shares Investment Contract" is an
          --------------------------
     unfunded book-entry account in which the value of the deferral account reflects the total return on a like number of shares of common stock of Bell Atlantic, both as a result of fluctuations in the market value of Bell Atlantic common stock and as a result of reinvestment of phantom dividends (at the rate, and as of the dividend record date, applicable to dividends on Bell Atlantic common stock) on the shares of phantom stock held in the account. The phantom dividends credited to the balance of the Shares Investment Contract on each such dividend record date shall immediately be converted to a number of whole and fractional phantom shares equal to the result of dividing the market value per share of Bell Atlantic stock on the dividend record date into the number of dollars of phantom dividends. For purposes of this paragraph, the value of a Bell Atlantic shares on a dividend record date shall be equal to the average of the five daily means of the high and low sale prices per share of Bell Atlantic stock on the New York Stock Exchange ("NYSE") for the five trading days ending on such dividend record date. In the event of any change in outstanding Bell Atlantic common shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Plan Administrator, with the advice of counsel, shall make any appropriate adjustments in the number of phantom shares then credited to employees' accounts. Any and all such adjustments shall be conclusive and binding upon all parties concerned. All distributions from a Shares Investment Contract shall be in the form of shares of common stock of Bell Atlantic.

     (c)  Directed Investment Account.
          ---------------------------

          (1) Definition. A "Directed Investment Account" is a form of unfunded book-entry deferral account which applies to certain "Deferral Accounts Eligible for Investment Direction." The Deferral Accounts Eligible for Investment Direction are: (i) cash compensation which is deferred to the Plan under an initial deferral election delivered to the Plan Administrator on or after December 1, 1996, electing to invest in a Directed Investment Account, and (ii) cash compensation deferred in 1991 or any later date into a Tandem Investment Contract which an employee elects on any date on or after December 1, 1996 to re-invest into a Directed Investment Account. A Directed Investment Account permits the employee to elect, at the time of initial deferral and from time to time thereafter until the account is finally and fully distributed, whether to invest some or all of the deferred cash compensation either (A) in a "Cash Investment Contract", or (B) in a "Shares Investment Contract", or, alternatively, to transfer an account balance out of the Directed Investment Account into a "Tandem Investment Account" or vice versa. Any balance held in Cash Investment Contract at the time of a distribution shall be distributed in cash, and any balance held in a Shares Investment Contract at the time of a distribution shall be distributed in shares.

          (2) Transfers within a Directed Investment Account. For an account balance held in a Directed Investment Account, an employee may elect in writing to reinvest balances of Deferral Accounts Eligible for Investment Direction. Such balances may be reinvested between the Cash Investment Contract and the Shares Investment Contract effective as of the last business day of any month by delivering to the Plan Administrator a notice in writing on an approved form on any day on or before the last day of said month. Reinvestment transfer rights continue until the deferral account is finally and fully distributed. When making an initial deferral election, and when transferring existing deferred balances between investment contracts in the Directed Investment Account, an employee shall have

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Bell Atlantic Deferred Compensation Plan (1/1/97 Restatement)             Page 6
the right to allocate between the Cash Investment Contract and the Shares Investment Contract in 10% increments from zero to 100%.

(3)  Transfers between a Directed Investment Account and a Tandem
Investment Account. Effective as of the last business day of December of 1996 or the last business day of December of any subsequent calendar year, an employee may transfer some or all of the balance of a Tandem Investment Account to the Shares Investment Contract and/or the Cash Investment Contract, in 10% increments from zero to 100%. Effective as of the last business day of December of 1997 or the last business day of December of any subsequent calendar year, an employee may transfer some or all of the balance of a Shares Investment Account and/or Cash Investment Contract, in 10% increments from zero to 100%,.to a Tandem Investment Account. Such balances may be reinvested between the Directed Investment Account and the Tandem Investment Account by delivering to the Plan Administrator a notice in writing on an approved form on any day on or before the last business day of December of such year.

(d)  Tandem Investment Accounts.
     ----------------------------

     (1)  Definition. A Tandem Investment Account is an unfunded book-entry
          ----------
investment account which is solely available for Deferral Accounts Eligible for Directed Investment (as that term is defined in Section 6(c)(1) above). The Tandem Investment Account consists of two tandem sub-accounts, each of which is established at the outset with an account value equal to the value of the compensation deferred or transferred to the Tandem Investment Account by the employee. One of the sub-accounts is valued on a monthly basis in like manner to a Cash Investment Contract and the other sub-account is valued on a monthly basis in like manner to a Shares Investment Contract. The value of the Tandem Investment Account on the monthly valuation date as of which distribution commences to the employee (or a beneficiary), or on the monthly valuation date as of which some or all of the balance is being transferred by the employee to a Directed Investment Account, shall be equal to the greater of the two values of the two tandem sub-accounts as of such valuation date.

     (2)  Election at Time of Distribution between Cash or Shares. The
          -------------------------------------------------------
following rules shall be applicable to an Employee who holds a balance in a Tandem Investment Account at the time distribution commences under the Plan.

              (i) Right to Elect. At the time distribution is to commence, the employee shall then have the right to elect whether to receive the distribution in the form of cash or in shares of Bell Atlantic stock. Such election shall be made at the time and in the form required by the Plan Administrator. In the event of the death of the employee prior to electing the form of distribution, the award shall be distributed in cash to the person or persons, and in the number of installments, previously designated by the employee.

              (ii) Election of Shares. If the employee elects to receive a distribution from a Tandem Investment Account in shares, the balance of the Tandem Investment Account shall be determined based on the greater of the two values of the sub-accounts, which shall then be stated as a number of shares based on the valuation method applicable to a Share Investment Contract. Any portion of the account then scheduled to be distributed shall be transferred to the employee as soon as administratively practicable. If the deferral account is scheduled to be distributed in two or more annual installments, the deferral

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Bell Atlantic Deferred Compensation Plan (1/1/97 Restatement)             Page 7
          account shall thereafter be treated as a Shares Investment Contract until the entire balance of the account is distributed, and such Contract shall not be eligible for reinvestment at any time thereafter.

                    (iii) Election of Cash. Conversely, if the employee elects to receive a distribution from a Tandem Investment Account in cash, the balance of the Tandem Investment Account shall be determined based on the greater of the two values of the sub-accounts, and that value shall be stated in cash, and distribution shall commence as soon as administratively practicable thereafter. Furthermore, if the deferral account is scheduled to be distributed in two or more annual installments, the deferral account shall thereafter be treated as a Cash Investment Contract until the entire balance of the account is distributed, and such Contract shall not be eligible for reinvestment at any time thereafter.

     7.   Distributions from Deferral Accounts.
          -------------------------------------

          (a)  Distribution According to Terms of Deferral Election. Pursuant to
               ----------------------------------------------------
the terms of a deferral election which has been made by an employee under
Section 4 of this Plan, subject to any permissible modification election under
Section 5(b), the first installment (or the single distribution if the employee has so elected) shall be paid as soon as administratively practicable after the earliest to occur of the following:

               (1) the date on which the employee attains the age specified by the employee in his or her deferral election form, which date shall not be earlier than one year from the date the award otherwise would have been distributed in the absence of an election to defer the distribution;

               (2) the end of the month in which the employee Retires, dies, or separates from service for any other reason with Bell Atlantic or any company affiliated with Bell Atlantic; provided, however, that a transfer of employment between companies affiliated with Bell Atlantic shall not constitute a Retirement or separation from service for purposes of this Plan; or

               (3) the anniversary, as specified by the employee in his or her deferral election form, of the date on which the award otherwise would have been distributed in the absence of an election to defer the distribution.

          (b)  Definition of Retirement. When the word "Retirement" or "Retire"
               ------------------------
is used in this Plan, the term means either:

               (1) a separation from service at a time when the employee has accrued any of the following combinations of age and service (where "service" means service for purposes of retirement-eligibility as defined under the Bell Atlantic Cash Balance Plan): (i) any age with 30 or more years of service; (ii) at least age 50 with at least 25 or more years of service; (iii) at least age 55 with at least 20 or more years of service;
     (iv) at least age 60 with at least 15 or more years of service; or (v) at least age 65 with at least 10 or more years of service, or

               (2) a separation from service due to prolonged disability over a period of at least 26 weeks, or

               (3) a separation from service under circumstances which the HRC determines, on a case by case basis, shall be deemed to be treated as a retirement for purposes of this Plan.

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Bell Atlantic Deferred Compensation Plan (1/1/97 Restatement)             Page 8

     (c) Immediate Distribution of All Deferral Account Balances. Notwithstanding the terms of any deferral election delivered under this Plan, the entire amount then credited to each of an employee's one or more deferral accounts shall be paid as soon as administratively practicable in a single distribution in the event that any of the following circumstances has occurred:

          (1) the Plan Administrator determines that the employee, at any time after his or her Retirement as an employee, has been employed by any governmental agency having regulatory jurisdiction over the business of a Participating Company;

          (2) the employee has separated from service for a reason other than Retirement or death;

          (3) the HRC determines that the employee has engaged in misconduct in connection with his or her employment with the employing company; or

          (4) the HRC determines that the employee, at any time within two years after his or her separation from service, has, without the written consent of Bell Atlantic, personally engaged in managing, planning or advising in any manner whatever an activity which directly competes with any of the businesses of Bell Atlantic or any of its direct or indirect subsidiaries, which any such company engaged in (A) on his or her separation from service date, or (B) thereafter, if plans to engage in such business had been formulated during the twelve-month period preceding the employee's separation from service date.

     (c)  Distributions in Case of Death. In the event of the death of an
          ------------------------------
employee before the balance of any and all the employee's deferral accounts under this Plan are fully distributed, the balance of each such deferral account shall be distributed in accordance with the death-related deferral election of the employee with respect to each such account. Distribution shall be made to the beneficiary or beneficiaries designated in writing by the employee, or if the Plan Administrator determines, with the advice of counsel, that no valid and enforceable designation has been made, then the balances shall be distributed to the estate of the employee. The first installment (or the single payment if the employee has so elected) shall be paid as soon as administratively practicable after the date of death.

     (d)  Distributions of Successive Annual Installments. In the case of a
          -----------------------------------------------
deferral account which is to be distributed in two or more installments, each installment subsequent to the first distribution shall be distributed in approximately equal annual installments as soon as practicable after the first anniversary of the date that the first distribution was due to be distributed. References in this Plan to distributions of "approximately equal annual installments" shall mean a distribution each year of a fraction of the then-undistributed account balance of a deferral account, where the numerator of the fraction shall be 1, and the denominator shall be the number of installments remaining to be distributed from that deferral account under the Plan (including the installment which is the subject of the calculation).

     8.   Unfunded Plan.
          --------------

          (a) Plan Unfunded. Nothing in this Plan shall be interpreted or
              -------------
construed to require Bell Atlantic in any manner to fund any obligation to the employees participating in this Plan, or their beneficiaries. Nothing contained in the Plan or in any trust agreement governing any grantor trust that refers to the Plan, and no action taken under the Plan or any such grantor trust shall create, or be construed to create, a "trust" (as that term is construed under Title I of the Employee Retirement Income Security Act of ERISA) or a trust in which the portion of the

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

trust assets held for the account of a Bell Atlantic company as co-grantor is exempt from the claims of the general creditors of such co-grantor in the event of such co-grantor's bankruptcy or insolvency. Any assets which may be accumulated by any Participating Company in order to meet its obligations under this Plan shall for all purposes continue to be a part of the general assets of such Participating Company. To the extent that any employee or beneficiary acquires a right to receive distributions under this Plan for which any Participating Company is ultimately liable, such rights shall be no greater than the rights of any unsecured general creditor of the applicable Participating Company.

          (b)  Contributions to Grantor Trust. In the event that Bell Atlantic,
               ------------------------------
or the officer or officers who have been delegated the appropriate authority by the Board, determine that it would be desirable to set aside assets in one or more grantor trusts, in an amount (the "Grantor Amount") which shall be equal to the accumulated benefit obligations of all Bell Atlantic companies to participants under the one or more plans covered by such grantor trust or trusts, each Participating Company shall contribute, in the manner and in the amount then prescribed by Bell Atlantic or its delegated agents, its allocated share of the Grantor Amount.

          (c)  Allocation of Accrued Cost and Disbursements. On and after
               --------------------------------------------
January 1, 1989, the Plan Administrator, with the advice of the officers of Bell Atlantic who have responsibility for legal, treasury and accounting matters, shall have authority to establish and maintain cost allocation guidelines which shall govern the allocation of accrued expenses under the Plan for financial accounting purposes, and the allocation of any amounts by which Participating Companies are obligated to reimburse any another Participating Company for disbursements and other expenditures under the Plan. Such guidelines shall, if established, allocate to each Participating Company its reasonable and appropriate share of the direct benefit cost (and any associated administrative cost) of the Plan.

          (d)  Participating Companies as Co-Grantors of Grantor Trusts. In the
               --------------------------------------------------------
event, and in each and every instance, that Bell Atlantic elects in its sole discretion to transfer assets to one or more grantor trusts, each Participating Company shall promptly reimburse Bell Atlantic in an amount equal to such company's allocated share of the amount transferred.

          (e)  No Voting or Cash Dividend Rights on Phantom Shares. Shares of
               ---------------------------------------------------
phantom stock held in deferral accounts under this Plan shall neither entitle the employee to vote the shares nor to receive dividends in cash. In lieu of cash dividends, shares of phantom stock shall be credited with phantom dividends which shall be converted to dividend reinvestment phantom shares as described elsewhere herein.

     9.   Administration; Amendment and Termination.
          ------------------------------------------

          (a)  Plan Administrator. The Vice President - Compensation and
               ------------------
Benefits of Bell Atlantic Network Services, Inc. shall have the authority and responsibility to act as "Plan Administrator" (as that term is used in this
Plan), including, without limitation, the authority and responsibility to distribute summary descriptions of the Plan, notify employees of their rights to defer awards, receive deferral election forms and beneficiary designations, calculate balances of deferral accounts and the amount of distributions from the Plan. The Plan Administrator, with the advice of counsel, shall have the right to respond to and decide any claims or disputes under the Plan and to interpret the Plan, subject to the ultimate authority of the HRC to review any appeal from any such claim or interpretation. In the event of any such appeal, the action of the HRC shall be final and binding. In the event that there is no person occupying the position of Vice President - Compensation and Benefits of Bell Atlantic Network Services, Inc., the
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Bell Atlantic Deferred Compensatin Plan (1/1/97 Restatement)             Page 10

Plan Administrator shall be the most senior executive of the Human Resources organization of Bell Atlantic.

          (b)  Amendment and Termination of Plan. The HRC may at any time amend
               ---------------------------------
or modify the Plan, or terminate the Plan.

          (c)  Administrative Modifications; Authority to Deny Reinvestment
               ------------------------------------------------------------
Requests Which Would Result in Short-Swing Profits. The Plan Administrator, with
--------------------------------------------------
advice of counsel, may make administrative modifications to the Plan to comply with changes in applicable law or to ensure effective and consistent administration of the Plan; provided, however, that the Plan Administrator shall not have the authority to amend the Plan in any manner which alters the amount of compensation or benefits provided by the Plan. Notwithstanding any other provision of this Plan, the Plan Administrator shall have the authority (1) to adopt amendments to the Plan which that officer determines, with the advice of counsel, are necessary or appropriate to ensure that transactions under the Plan are exempt, to the maximum extent practicable, from the short-swing trading provisions of Section 16(b) of the Securities Exchange Act, and (2) to refuse any investment redirection request by an officer who is subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934 if the Plan Administrator determines with the advice of counsel that fulfilling the investment redirection request of such officer would cause the officer to have engaged in matching purchase and sale transactions which give rise to a short-swing profit which the officer would have a legal obligation to disgorge to the Corporation.

          (d)  Authority of Plan Administrator to Determine and Withhold Taxes.
               ---------------------------------------------------------------
The Plan Administrator shall have full authority, with or without the consent of a plan participant, to withhold from any compensation being deferred under this Plan any applicable taxes (including without limitation any FICA taxes, and any income taxes occasioned by the withholding of FICA taxes). The Plan Administrator shall furthermore have full authority to determine whether and to what extent any FICA taxes may be applicable to earnings on any deferral accounts under the Plan and, in the event that any such taxes are applicable, to withhold the taxes attributable to the unfunded deferral account from an employee's other income from any and all other sources. At the time of distribution of deferral account balances to any employee or beneficiary, the Plan Administrator shall have the authority to withhold all applicable taxes from the distribution, with or without the consent of the employee or beneficiary.

          (e)  Scope of Amendments and Modifications. A Plan amendment or
               -------------------------------------
modification under Section 9(b) or (c) may affect both those employees who are participating in the Plan at the time of the amendment or modification as well as future participants. Any such amendment or modification, and any Plan termination, shall not adversely affect the rights of any employee (or beneficiary, in the case of a deceased employee), without his or her consent, to any benefit under the Plan to which such employee (or beneficiary) may have previously become entitled prior to the effective date of such change or termination.

          (f)  No Forfeiture of Benefits. Each employee for whom one or more
               -------------------------
deferral accounts is established under this Plan shall at all times have the fully vested right to receive one or more distributions from such accounts at the times and in the manner stated under this Plan, and such accounts shall under no circumstances be subject to forfeiture. The rights of an employee to the balance of any deferral account under this Plan shall not, however, be assignable or subject to alienation. The value of deferral accounts which are based on phantom shares is expected to fluctuate, and there is no guarantee in any respect that the value of any such account balance shall be free from a decline in value from time to time.

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               ---------------------------------